EXHIBIT 10.4

                               TECHNOLOGY LICENSE
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                                       AND
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                    WEB SITE HOSTING AND MANAGEMENT AGREEMENT
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     THIS  AGREEMENT  made  effective  as  of  the  15th  day  of November, 2000
     ("Effective  Date")

     BETWEEN:

         INOIZE.COM SOFTWARE LTD., a British Columbia company having an address at Suite 600,601 West Broadway, Vancouver, British Columbia,

         ("iNoize")

     AND:

         IQUEST NETWORKS INC., a Wyoming company having an address at Suite 507- 837 West Hastings Street, Vancouver, British Columbia, V6C 3N6

         ("iQuest")

     WHEREAS:

A. iNoize is in the business of developing various software applications to enable locating and sharing of personal music collections by broadband streaming over the Internet, collectively the " iNoize Technology";

B. iQuest is in the process of establishing a music web site on the Internet under the domain Jackalopeaudio.com ("iQuestSite"); and

C. iQuest wishes to acquire from iNoize a license to use iNoize Technology on the iQuestSite (whether using the Jackalopeaudio.com domain or any successor domain), and to retain iNoize to provide the computer system, telecommunication facilities and related services required to implement, host, operate, manage and support the iQuestSite.

     NOW THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the mutual covenants herein contained, and other good and valuable consideration, the parties agree as follows:

1.   DEFINITIONS


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1.1. In this Agreement, unless otherwise provided, the following terms will have the  following  meanings:

     (a) "CONFIDENTIAL INFORMATION" means any information maintained as trade-secret or confidential now or hereafter existing during the term of this Agreement relating to the business activities of a party, but does not include any data or information which:

          (i) is or becomes generally known or to the public, without breach of this agreement;

          (ii) was known by the receiving party at the time of disclosure by the other party, and was not subject to any obligation of confidence; or

          (iii) is rightfully communicated to the receiving party by another person, free of any obligations of confidence to a party;

     (b) "CUSTOMER ORIGINATED ERRORS" means any deficiencies in the iQuestSite which are due to the iQuestSite Code or the iQuestSite Content;

     (c) "DOCUMENTATION" means the user manuals and other written materials relating to the iNoize Technology that are provided to iQuest by iNoize, or are developed by or on behalf of iQuest;

     (d) "EFFECTIVE DATE" means the effective date of this Agreement and the License, as first set out above in this Agreement;

     (e) "END USER" means a person that is a user or a potential user of the IQuest Services originating from or facilitated by the iQuestSite;

     (f) "ENHANCEMENTS" means any enhancements, upgrades, improvements, and any other changes or additions, to the iNoize Technology or Documentation, developed by or for iNoize, or acquired by iNoize;

     (g) "FUNCTIONAL SPECIFICATIONS" means the high level description of the functionality and performance of the iNoize Technology, as set out in Appendix "A";

     (h) "HOST SYSTEM" means the computer system, including without limitation the servers and other hardware, software, storage and network interface connections, having the capabilities to host the iQuestSite in accordance with the Host System Specifications;

     (i) "HOST SYSTEM SPECIFICATIONS" means the requirements and specifications set out in Appendix "B" for the Host System;


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     (j)  "INDEMNITEES"  means,  with  respect  to  a  party  entitled  to indemnification hereunder, such party and its affiliates, officers, directors, shareholders, employees, agents, successors, and assigns.

     (k) "INOIZE MARK" means any trade-mark, service mark, logo, design, and like trade identifiers owned and used by iNoize to identify the iNoize Technology;

     (l) "INOIZE TECHNOLOGY" means the software and related technology developed by or for iNoize, that enables locating and sharing of personal music collections by broadband streaming over the Internet, including network search algorithms, broadband streaming, encryption of streaming media files and statistical data gathering, and which meets the Functional Specifications;

     (m) "INTELLECTUAL PROPERTY" means copyright, copyright applications and all copyright registrations issuing thereon, trade secrets, know-how, patents, patent applications and all patents issuing thereon, as well as any improvement applications, continuations, continuations-in-part, divisions, renewals, reissues, extensions, revision, substitutions, confirmations, registrations or revalidation and patents issuing thereon, and any patents of additions or patents of importation based on any of said patents;

     (n) "IQUESTSITE" means the web site and related facilities through which iQuest will be carrying on the business of a music web site on the Internet;

     (o) "IQUESTSITE CODE" means the HTML code and other program code developed by iQuest or on behalf of iQuest by a third party developer, that is used to create and operate the iQuestSite, but does not include iNoize Technology;

     (p) "IQUESTSITE CONTENT" means all content created by iQuest or licensed to or otherwise acquired by iQuest from a third party developer, for inclusion on the iQuestSite, but does not include iNoize Technology;

     (q) "IQUEST SERVICES" means the music searching and playing services provided by iQuest to End Users, originating from or facilitated by the iQuestSite;

     (r) "LICENSE" means the license granted by iNoize to iQuest under the Intellectual Property for the iNoize Technology;

     (s) "MANAGEMENT SERVICES" means the services provided by iNoize to iQuest to supply, implement, host, operate, manage and support the iQuestSite;

     (t) "PARTICIPATING END USER" means, for a particular calendar month, an End-User that has subscribed for the IQuest Services, downloaded and installed the end user software available at the iQuestSite and has actually used the IQuest Services by both logging in at least twice in such month and listened to at least 6 songs in such month;


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     (u)  "ROYALTIES"  means  the  royalties payable by iQuest to iNoize for the
          License  and  the  Management  Services;

     (v) "WORK PRODUCT" shall mean all developments created by iNoize specifically for the iQuestSite as part of the Management Services including, but not limited to, all designs, specifications, inventions, improvements, ideas, techniques, materials, flow charts, diagrams, notes, outlines, lists, compilations, manuscripts, writings, pictorial materials, and schematics, but does not mean the iNoize Technology, Documentation or Enhancements including but not limited to source code, object code or Intellectual Property thereto.

2.   GRANT  OF  LICENSE

2.1. Subject to the terms and conditions of this Agreement, iNoize hereby grants to iQuest a non-exclusive, world-wide Intellectual Property License of the iNoize Technology:

     (a) to copy and use the iNoize Technology, either directly or in partnership, strategic alliance or joint venture, to provide, market, sell and support the IQuest Services offered by the iQuestSite to End Users; and in particular enable End-Users;

          (i)  to search for and locate music collections over the Internet, and

          (ii) to share music collections over the Internet by broadband streaming, and

     (b) to copy, distribute and sublicense the iNoize Technology and Documentation to End-Users as necessary to allow them to obtain the IQuest Services;

     (b) to sublicense the iNoize Technology and Documentation to any third party retained by iQuest to develop, host or maintain the iQuestSite and IQuest Services on behalf of iQuest; and

     (d) to copy the iNoize Technology and Documentation for back-up and archival purposes.

2.2. The License allows iQuest to use the iNoize Technology and Documentation on and in conjunction with the Host System, or on a substitute system supplied by iQuest or a third party contractor of iQuest provided that such third party shall agree to be bound by the relevant restrictions and obligations of the License and this Agreement.

2.3. iQuest will not copy or use the iNoize Technology or Documentation for any purpose except as otherwise expressly authorized by this Agreement.

2.4. iQuest shall have the right to private label and brand the IQuest Services in its own


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     discretion.  iQuest  will  reproduce  the iNoize proprietary notices on the
     iNoize Technology and Documentation as reasonably requested by iNoize, without negatively impacting on the private labelling of the IQuest Services.

2.5. During the Term of the License, iNoize will provide iQuest, without additional charge or fee, all Enhancements upon their commercial release, which will be deemed to be part of the iNoize Technology and Documentation and subject to the License and other provisions of this Agreement.

2.6. During the Term of the License, iNoize shall at no extra cost to iQuest, to the extent that iNoize Technology shall fail to meet the Functional Specifications or otherwise fails to fulfill any warranty therefor, upon written notice by iQuest of such failure or upon iNoize becoming aware of such deficiency, use its best efforts to promptly remedy such failure, and shall promptly develop and install the necessary bug fixes. iNoize shall have no responsibility for the maintenance of the iQuestSite Code, other than as may be agreed in writing by iNoize and iQuest.

3.   LICENSE  TERM

3.1. The Term of the License will commence on the Effective Date and will continue for an initial term of one year, and shall automatically renew thereafter for one year periods, unless terminated earlier pursuant to the provisions of this Agreement.

3.2. The License shall not terminate solely as a result of the termination of the Management Services.

3.3 iQuest shall have the right to terminate the License at any time on at least thirty days prior written notice, without charge or penalty.

4.   ROYALTIES

4.1. In consideration of the License and the Management Services, iQuest will pay to iNoize the Royalties as set out in Appendix "A". For each month, Royalties shall be calculated and payable only with respect to End-Users qualifying as Participating End-Users. iQuest shall have the right to deduct from payment of such Royalties all amounts required to be withheld under tax and other laws.

4.2. The  Royalties  shall  commence  six  months  after  the  earlier  of;

     (a) the launch date of the iQuestSite, deemed to be the date of a press release and written notice from iQuest to iNoize of such launch, and

     (b)  February  1,200l.

4.3. The License shall become Royalty free in the event that the iNoize Technology falls into


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     the  public  domain  or  is  otherwise  used by third parties without their paying  commercially  reasonable  royalties  to  iNoize.

4.4. All Royalties due under this Agreement shall be reportable and payable on a quarterly calendar basis to the credit of iNoize, no later than 30 days after the last day of March, June, September and December of each year, as long as the Royalties apply. iQuest shall keep at its place of business and preserve for at least three years, original current and complete records in sufficient detail to accurately enable the computation and verification of the Royalty payments. iQuest shall permit Licenser, acting at its own expense through an independent public accountant, to inspect iQuest's records from time to time during normal business hours, upon reasonable notice and to the extent necessary to verify the computation of the Royalties.

5.   SOURCE  CODE  ESCROW

5.1. iNoize agrees to negotiate in good faith and enter into a source code escrow agreement with iQuest and a third party escrow agent within 30 days of the effective Date of this Agreement. iNoize will provide the Escrow Agent with a copy of the source code of the iNoize Technology software, to be held in escrow pursuant to the terms and conditions of the escrow agreement. The escrow agreement will provide that the source code will be released to iQuest;

     (a) upon iQuest terminating the Management Services due to the default of iNoize,

     (b) upon iNoize making an assignment for the benefit of its creditors, or upon iNoize filing under any voluntary bankruptcy or insolvency law, the reorganization of iNoize's assets or the appointment of a trustee or receiver for iNoize property; or

     (c) upon the material breach of this Agreement by iNoize, unless within 30 days of written notice from iQuest, iNoize has remedied the breach.

5.2. iQuest will be responsible for the escrow agent's fees. The source code deposit shall be updated by iNoize no less than quarterly, and shall be also updated whenever iNoize changes the source code in a substantial manner.

6.   MANAGEMENT  SERVICES

6.1. iNoize shall provide to iQuest the following Management Services at iNoize's premises in Vancouver, BC, or at such other location as the parties agree on:

     (a)  supply,  operate  and  support  the  Host  System  for the iQuestSite,

     (b) obtain telecommunication services, and related software and/or hardware, as necessary to function with the Host System to support the iQuestSite, after consultation with iQuest,


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     (c)  install, host, and operate the iQuestSite Code, iQuestSite Content and the iNoize Technology on the Host System, and manage the telecommunication services, and

     (d)  maintain  the  Host  System.

6.2. If the number of Participating End Users exceeds 5,000 in any month, then iQuest shall at iNoize's request supply to iNoize on a loan basis a server, configured as agreed on by the parties, to be used solely as part of the Host System. iNoize shall keep the server free from damage and secure, and shall return it to iQuest upon termination of the Management Services.

6.3. After iNoize installs the iQuestSite Code, iQuestSite Content and the iNoize Technology on the Host System, and obtains the telecommunication services, it shall notify iQuest of completion of such installation. iQuest shall have 10 days to test the iQuestSite after receipt of notification from iNoize, to determine that it conforms to the requirements of this Agreement. The iQuestSite shall be accepted only upon written notice by iQuest to iNoize of such acceptance. iQuest will not unreasonably withhold or delay acceptance. If the iQuestSite fails to conform to the such requirements then iQuest shall give iNoize written notice of the defects. iNoize shall then have a reasonable period as mutually agreed to remedy such failure and renotify iQuest of the remedy. After renotification, iQuest shall once again have 10 days to inspect the iQuestSite. If the iQuestSite again fails to conform to the requirements, iQuest may, in its sole discretion;

     (a)  deem  the  failure  to  be  a  default  under  this  Agreement;

     (b) provide iNoize such additional time as iQuest shall reasonably determine is necessary to remedy such failure so that iQuest may continue acceptance testing in accordance with this paragraph; or

     (c) accept the iQuestSite as non-conforming, with a mutually agreed-upon offset of the fees payable to iNoize for Management Services.

6.4. iNoize shall have no obligations or liability if the iQuestSite is defective or malfunctioning due to Customer Originated Errors, or due to a third-party telecommunications service provider. Except for the provision of the Management Services, iNoize shall have no liability or obligations in connection with IQuest Services or End Users.

6.5. iQuest shall have sole authority and responsibility for developing, providing, and updating the iQuestSite Code and iQuestSite Content (whether text, graphics, applications, databases, or other materials) used on the Web Site, except for the iNoize Technology which shall be the responsibility of iNoize. iQuest may at any time and from time to time make additions or changes to the iQuestSite. iNoize shall make no changes to the iQuestSite, or the iNoize Technology as installed on the iQuestSite, without the


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     prior written approval of iQuest. iQuest shall make the final determination of  all  code  and  content  to  be  used  on  the  iQuestSite.

6.6. iNoize shall supply the staff to provide the Management Services including maintaining and operating the Host System and the iQuestSite. iNoize shall be responsible for, and IQuest shall not be liable for, the actions of the iNoize staff. iNoize's staff shall remain employees of iNoize, and iNoize will have sole responsibility for such employees including (but not limited to) responsibility for payment of compensation to such personnel for injury to them in the course of their employment, and all aspects of labour relations with such employees including but not limited to their hiring, supervision, evaluation, discipline, firing, wages, benefits, overtime and job assignments, and all other terms and conditions of their employment. During the Term of this Agreement, iNoize shall not solicit for employment any of iQuest's employees without iQuest's prior written consent.

6.7. iNoize shall provide such training (not to exceed two days), advice and information concerning the use and features of iQuestSite as iQuest shall reasonably request without charge. Any additional training will be at an additional charge mutually agreed-on in advance.

6.8. iNoize shall be responsible for obtaining from third parties all rights and licenses required to perform the Management Services.

6.9. iNoize will implement and maintain a real time iQuestSite activity monitor and will promptly notify iQuest of any performance degradation or down time, as well as provide monthly iQuestSite throughput and activity reports, including, but not limited to the information set out in Appendix "B".

6.10. During the Term of the Management Services, iNoize shall at no extra cost to iQuest use its best efforts to promptly remedy any deficiencies in the Host System with regard to the requirements of this Agreement, upon receiving written notice from iQuest of such deficiency, or upon iNoize becoming aware of such deficiency.

6.11. iNoize shall provide assistance as requested by iQuest in promoting iQuestSite through press releases and messages. iNoize will not place any such promotional material without prior written approval of iQuest. iNoize will have no liability for the inaccuracy of iQuestSite Content or any promotional material provided by iQuest, provided that iNoize does not alter, modify or change in any way such materials and uses such materials in compliance with the directions provided by the iQuest.

6.12. iQuest, and its authorized representatives, will have the right to perform operational reviews with respect to the Management Services and iNoize's operation of the iQuestSite. iNoize shall grant iQuest and its representatives full and complete access, subject to iNoize's standard security policies, during normal business hours and upon reasonable notice, to the Host System facilities, and shall provide iQuest, with the


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     information and assistance as reasonably requested in order to perform such operational  reviews.

6.13. In consideration of the Management Services, iQuest will pay to iNoize the Royaltiesas set out in Appendix "A", which arethe only payments to be made by iQuest to iNoize hereunder for the Host System and the Management Services. iNoize shall be solely responsible for, and shall indemnify iQuest against, all costs and expenses related to the acquisition, set-up, operation and maintenance of the Host System.

6.14. iQuest shall have the right to reduce the scope of the Management Services at any time on at least thirty days prior written notice, without charge or penalty, with a corresponding proportionate reduction in charges. Any additional cost for services and fees beyond those outlined in this Agreement shall be submitted to iQuest by iNoize in writing and shall be subject to approved in advance by iQuest in writing.

7.   MANAGEMENT  SERVICES  TERM

7.1. The Term of the Management Services will commence on the Effective Date and will continue for an initial term of one year, and shall automatically renew thereafter for one year periods, unless terminated earlier pursuant to the provisions of this Agreement.

7.2. iQuest shall have the right to terminate the Management Services at any time on at least 60 days prior written notice, without charge or penalty.

7.3. iNoize shall have the right to terminate the Management Services at any time on at least 120 days prior written notice, without charge or penalty.

8.   WORK  PRODUCT

8.1. iQuest shall be the sole and exclusive owner of all of the Work Product, and of all Intellectual Property in the Work Product. Ownership of Work Product will inure to the benefit of iQuest from the date of creation or of fixation in a tangible medium of expression, as applicable, of such Work Product. iNoize hereby assigns and agrees to assign to iQuest exclusively all right, title, and interest in and to the Work Product, and all copies thereof, and the Intellectual Property in the Work Product, without further consideration, free from any claim or lien. iNoize shall promptly and fully disclose and deliver the Work Product to iQuest, in writing if requested by iQuest, and shall execute and deliver any and all applications, assignments, and other documents that iQuest requests for protecting the Work Product. iQuest shall have the full and sole power to prosecute such applications and to take all other action concerning the Work Product, and iNoize shall cooperate fully, at the expense of iQuest, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Work Product.

9.   IQUESTSITE  CODE,  CONTENT  AND  DOMAIN  NAMES


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9.1. Nothing  herein  shall  be  construed  to  grant any ownership or rights to
     iNoize in or to iQuestSite Code or iQuestSite Content, other than the right to use such material on the iQuestSite solely on behalf of iQuest as part of providing the Management Services. The iQuestSite Code and iQuestSite
     Content, and all Intellectual Property therein, are and shall remain the property of iQuest or its licensers.

9.2. All right, title and interest in iQuest's domain names used to locate or link to the iQuestSite shall vest exclusively in iQuest, and iNoize shall have no rights or interest in respect of such domain names.

10.  INOIZE  MARKS

10.1. iNoize grants to iQuest a non-exclusive, non-transferable, royalty free right to use iNoize Marks solely in connection with the License of the iNoize Technology and Documentation, to support the marketing, maintenance, support, and sales of the IQuest Services, and other iQuestSite activities authorized by this Agreement, provided that iQuest includes the appropriate notices of ownership of such iNoize Marks. All iNoize Marks usage by iQuest shall be subject to the inspection and control of iNoize.

10.2. Nothing herein shall be construed to grant any ownership or rights to iQuest in or to the iNoize Technology, Documentation or Enhancements, and all Intellectual Property therein, other than in accordance with the terms of this Agreement and the License as set out in this Agreement. The iNoize Technology, Documentation and Enhancements, and all Intellectual Property therein, are and will remain the property of iNoize.

11.  WARRANTIES

11.l.  iNoize  represents  and  warrants  to  iQuest  that:

     (a) iNoize is the owner of, and has the right to license the iNoize Technology, the Documentation and the iNoize Marks in accordance with this Agreement,

     (b)  iNoize  is  not  aware  of  any claim by a third party that the iNoize
          Technology  infringes  any  proprietary  rights  of  a  third  party,

     (c) the iNoize Technology will substantially conform to the Functional Specifications,

     (d) iNoize shall take at iNoize's cost, all actions reasonably necessary to protect the Intellectual Property and other legal rights in the iNoize Technology, including without limitation steps to file, prosecute and maintain any patent application, secure any patent, maintain any patent in force, and file and prosecute patent applications on Enhancements,


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     (e)  the  iNoize  Technology  is and will be free of any software disabling devices or internal controls, including, without limitation, time bombs, viruses, or devices of similar nature,

     (f) iNoize has the ability and right to supply the Host System, in accordance with this Agreement,

     (g) the Host System shall meet or exceed the Host System Specifications with respect to performance and functionality including, but not limited to, processing speeds, response times, support for encrypted and secure Internet communications and bandwidth,

     (h) the Host System shall be maintained and kept up-to-date utilizing current developments in Internet-related technology, within a reasonable time after such technology becomes generally commercially available,

     (i) iNoize shall provide the Management Services in a professional and competent manner in accordance with generally recognized industry standards, and

     (j) as of the Effective Date of this Agreement iNoize has made, and shall continue to make during the Term, full , complete, and timely disclosure to iQuest of all facts and information that it has in its possession concerning any circumstances that could adversely affect in a material manner the iNoize Technology, Host System, or the License.

12.  PUBLICITY

12.1. iNoize shall not, except as required for the performance of the Management Services, without the written consent of iQuest in each instance, refer to this Agreement or use the name of iQuest, iQuest's domain name, any trademark, trade name, symbol owned by or referring to iQuest, in any advertising, marketing, publicity or otherwise, or represent, directly or indirectly, that any product or service offered by iNoize has been approved by or endorsed by iQuest.

13.  INDEMNIFICATION

13.1. iNoize shall defend, indemnify, and hold the iQuest Indemnitees harmless from and against, and shall pay, all final damages and costs awarded against any of them arising out of, any claim or action brought by any third party against any of them for actual or alleged infringement of any Intellectual Property, based upon the iNoize Technology, the Documentation, the iNoize Marks, the Management Services or the License, and iNoize shall defend, indemnify, and hold the iQuest Indemnitees harmless from and against any and all liabilities, losses, costs, damages, and expenses, including reasonable attorney's fees incurred by any of them in connection with any such infringement claim. iNoize may, in its reasonable discretion, either procure a license to enable iQuest to continue to liquidation or other termination of the existence of iQuest; or

     (c) if any proceeding under the Bankruptcy and Insolvency Act of Canada, or any other statute of similar purport, is commenced by iQuest.

14.2. If either party commits a material default under this Agreement, then the non-defaulting party shall have the right to terminate this Agreement if:

     (a) in cases where such default is reasonably curable within 30 days after receipt of written notice of such default, and such default has not been cured within such 30 day period, or

     (b) in cases where such default is not reasonably curable within 30 days after receipt of written notice of such default, such default has not been cured within such further period of time as may reasonably be necessary for the curing of such default.

14.3. Within 30 days after the termination of this Agreement by iNoize pursuant to Section 14.1, iQuest will cease to use the iNoize Technology and the Documentation in any manner whatsoever.

15.  MANAGEMENT  SERVICES  TRANSITION  PROCESS

15.1. Commencing upon notice of termination of the Management Services under any of the provisions of this Agreement, the Parties shall cooperate fully with one another to facilitate a smooth transition of the Management Services to iQuest or to iQuest's designated replacement provider, without additional charge paid by iQuest. The parties shall use the following process;

     (a) iNoize shall exercise its best efforts to procure any third party authorizations necessary to grant iQuest the benefit of any contracts between iNoize and third party contractors required to provide such Management Services;

     (b) iNoize shall transfer, license, or sub-license to iQuest all proprietary and third party software previously used on iQuest's behalf, in order to allow iQuest to continue to perform for itself, or obtain from other providers, the Management Services; and

     (c) iNoize shall provide to iQuest and iQuest's other service providers sufficient information and cooperation to ensure a smooth transition and enable iQuest's personnel, or that of its other providers, to fully assume the provision to iQuest of the Management Services.

15.2. Notwithstanding any other provision, if any problem or other dispute arises between the parties, in no event nor for any reason shall iNoize interrupt the provision of Management

     Services to iQuest, disable or impair the Host System or other facilities used to provide Management Services, or perform any other action that prevents or reduces in any way the iQuest Services or iQuest's ability to conduct its business unless the authority to do so is granted by iQuest or conferred by a court of competent jurisdiction, or the then current Term for the Management Services has been terminated or expired in accordance with this Agreement and a transition process reasonably satisfactory to iQuest has occurred.

16.  CONFIDENTIAL  INFORMATION

16.1.  Each  party  shall  with  respect  to  the  other  party's  Confidential
     Information:

     (a) keep such Confidential Information in confidence and not disclose it to any person, except as otherwise expressly permitted by this Agreement or with the prior written authorization of the other party;

     (b) exercise a degree of care in protecting the confidentiality of such Confidential Information that is at least equivalent to that which the recipient party uses to protect its own information of like sensitivity and importance;

     (c) not use such Confidential Information in any way which may be reasonably considered as detrimental to the interests of the party owning such Confidential Information;

     (d) not use such Confidential Information for any purpose other than as expressly authorized by this Agreement or in writing by the party owning such Confidential Information;

     (e) permit access to such Confidential Information only to those of its employees, agents and subcontractors as need such Confidential Information for use as expressly authorized by this Agreement, and who prior to receiving such Confidential Information have agreed to abide by the relevant restrictions contained herein;

     (f) promptly advise the party owning such Confidential Information in writing if any unauthorized use or disclosure of such Confidential Information comes the recipient party's attention, and to assist the party owning such Confidential Information take reasonable steps to stop such unauthorized use or disclosure; and

     (g) promptly return all Confidential Information to the party owning such Confidential Information upon demand, after any termination of the License.

16.2. Notwithstanding any other provision herein, a party may disclose the Confidential Information as required by law or pursuant to an order of a court of competent jurisdiction.

16.3. The parties acknowledge and agree that the use or disclosure of the Confidential Information by them or any of their directors, officers, employees, agents or subcontractors in breach of the terms of this Agreement will cause irreparable and continuing damage which could not adequately be compensated for in damages alone. In such case, the injured party will have the right to seek equitable and injunctive relief to prevent any actual or anticipated unauthorized use or disclosure of the Confidential Information as well as all other remedies available at law or in equity, without proof of actual damages.

17.  GENERAL

17.1. Except as otherwise expressly permitted by this Agreement, iQuest shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of iNoize, which consent shall not be unreasonably withheld. Any assignment by iQuest without consent shall be null and void. iQuest shall have the right to assign this Agreement to a wholly owned-subsidiary or its parent company, or to a third party as part of the sale by iQuest to the third party of substantially all of the assets of iQuest. iNoize shall have the right to assign this Agreement to a wholly owned-subsidiary or its parent company, or to a third party as part of the sale by iNoize to the third party of substantially all of the assets of iNoize.

17.2. Nothing in this Agreement will be deemed or construed to create between the parties hereto a partnership. No party will have the authority to act on behalf of the other party, or to commit the other party in any manner or cause whatsoever, or to use the other party's name in any way not specifically authorized by this Agreement.

17.3. No condoning or excusing by a party of any default, breach or non-observance by the other party at any time in respect of any covenants or conditions of this Agreement shall operate as a waiver of such party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by anything done or omitted by such party in the absence of an express waiver in writing.

17.4. The provisions contained in this Agreement which by the terms hereof require their performance by the Parties after the expiration or termination of this Agreement will be and remain in force notwithstanding such expiration or other termination of this Agreement for any reason whatsoever.

17.5. This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

17.6. This Agreement may be executed in counterparts and delivered by facsimile, and such counterparts together will constitute a single instrument.

17.7. If any provision of this Agreement is found by a court of competent authority to be void,

17.6. This Agreement may be executed in counterparts and delivered by facsimile, and such counterparts together will constitute a single instrument.

17.7. If any provision of this Agreement is found by a court of competent authority to be void, unenforceable, illegal or invalid, then it shall be severed and shall not affect the validity of the remainder of this Agreement.

17.8. This Agreement shall be governed by and construed in accordance with the laws of British Columbia.

17.9. Each of the parties represents and warrants that it is duly formed and in good standing under the laws of the jurisdiction of its formation and is qualified and registered to transact business in all locations where the performance of its obligations would require such qualification; that it has all necessary rights, powers, and authority to enter into and perform this Agreement; that the execution, delivery, and performance of this Agreement has been duly authorized by all necessary managerial or corporate action; and that the execution and performance of this Agreement will not breach any agreement, covenant, court order, judgment, or decree by which such party is bound.

17.10. This Agreement sets forth the entire understanding between the Parties with respect to its subject-matter and supersedes any previous agreement, written or oral, between the Parties with respect to such subject-matter, and there are no oral or written agreements, promises, warranties, terms, conditions, representations or collateral agreements, express or implied, other than those contained in this Agreement.

IN WITNESS WHEREOF the Parties have duly executed this Agreement by their duly authorized representatives.


iNOIZE.COM  SOFTWARE  LTD.

By:    /s/ Craig Hamilton
   -------------------------------------

Name:  Craig Hamilton
     -----------------------------------

Title: President
      ----------------------------------

Date:  Dec 13/00
     -----------------------------------


iQuest Networks Inc.

By:    /s/ Anton J. Drescher
   -------------------------------------

Name:  Anton J. Drescher
     -----------------------------------

                                  APPENDIX "A"

1.  FUNCTIONAL  SPECIFICATION

PRODUCT  FEATURES
-----------------

STREAMING MP3 - ideal for listeners, immediate playback, no storage requirements, no copying of digital files

RESTRICTED ACCESS - limited streams from users eliminates concerns for commercial use or widespread broadcast applications

ENCRYPTION OF STREAMING MEDIA FILES - centralized server stores encryption keys, eliminating copy concerns

CHAT CHANNELS - communications amongst community members to enhance sharing experience

SCALABILITY - access to a large number of nodes on the network facilitating the discovery of more obscure music.

PRODUCT  DESCRIPTION
--------------------

Internet users with broadband internet connectivity may download the iQuestSite application software and register to become members of the iQuestSite community. Community members (End Users) can listen to music from the private collections of other iQuestSite members around the world. Users log on to iQuestSite, search for files of interest - a particular artist or a song title- and the iQuestSite service locates a source of the desired music from the collective music library and then streams the music to the listener.

iQuestSite is a distributed intemet-based library. By registering with iQuestSite, users who have their own private library CD collection stored as MP3 files on their hard drives agree to share their collection with other iQuestSite members. iQuestSite adds each user's music collection to the distributed database, and any member at any time can access iQuestSite from its web page (if they have iQuestSite software running on their current computer), state what they'd like to listen to, and iQuestSite software searches the collective music library, and streams in real-time the desired selection to the destination computer.

Streaming is the process wherein the digital file arrives at the user's computer in near real-time and is decrypted and decoded as it arrives. The file is never completely present in the user's PC either in memory or on the user's hard-drive and therefore cannot be stored or copied. This provides Internet users with the first service that will allow them to legally listen to copyrighted material on-demand. iQuestSite offers unlimited access to a virtually infinite library of music, while respecting copyright laws. By streaming real-time encrypted music files from a member's hard drives to listener's computers, copying is prevented and therefore the iQuestSite service provides a powerful competitive edge over other MP3-based companies, whose services may facilitate the piracy of music through unlawful copying.

For computer users to become active members of the iQuestSite community all that is required is a broadband connection to the Internet, one of many MP3 players that can be downloaded for free from the internet, and a soundcard in their PC.

Note: iNoize has not entered into any licensing agreements with music creators for licensing which may be required. One scenario that has been suggested by music creators is controlling the access to music on the iQuestSite network. An example of this would be that the current top forty hits would only be available to be listened to once every xx hours. Access control such as this may go a long ways towards enabling strategic partnerships with companies, and as such, iNoize cannot make any guarantee that iQuestSite users will receive a service with no access control policy implemented as is currently available. This access control policy could be implemented at the sole discretion of iNoize.

TECHNOLOGY
----------

iNoize has developed proprietary technology as its solution to the increasing market demand for locating and sharing media files. These technological innovations center on the means for maintaining security of streaming files when they are transferred between users in the network. These developments offer iQuestSite a powerful competitive advantage over other MP3 file-sharing companies.

Redundant identification data and dynamic network updates are tailored to provide a high probability of fulfillment of a search request from the network. Proprietary iNoize software maintains a record of the locations of source files across the network and dynamically updates library file records in real-time to maintain access to live files on network nodes, and to balance the load for file retrieval across many sources. The search algorithm also controls the degree of redundancy in search pathways (necessary to maintain high probability of request fulfillment) in the network to control server load, and serves as an overall manager of file availability.

iNoize's patent-pending streaming file security software encrypts and delivers media while restricting access to authorized accounts and preventing file copying. The iNoize application and iNoize -developed media-specific plug-ins allow a user to listen or view a media file but not copy, store and replay it. Public-key encryption is used to secure data during delivery of the file and the file encryption keys. Media files distributed throughout the community are only accessible through the application, which exchanges encryption keys with an iQuestSite maintained central server.

Through the connection to the central key servers, secure file sharing is monitored centrally by automated iNoize software. The iNoize application and plug-in manage the encryption, decryption and secure delivery of the file to the media player on the user's PC preventing any copying of the digital data stream during the sharing process. In addition, the software restricts streaming to only one file at a time and limits the total number of streams sourced from any one node thereby ensuring the source media files are not useable for unlawful commercial, private pirating or multicasting applications. In order to protect its position in the market place and to sustain a competitive advantage, the company has filed, and will continue to file, patents on its core technology related to searching and secure delivery of distributed digital media as well as business processes related to the use of those technologies in the company's e-commerce initiatives.

FUTURE  PRODUCT  ENHANCEMENTS
-----------------------------

(Note: At times the word soon is used to describe proposed features for the iQuestSite network. No express guarantee as to schedule for role out for any or all of the following features is implied.)

iNoize products and services will develop to best meet the requirements of music listeners, artists and record labels in this rapidly changing marketplace. iNoize is continually expanding the feature set of its service and will soon be offering users additional content including band biographies, lyrics, concert info, and links to other music-related goods, such as apparel. iNoize will seek partnerships with tour operators, ticket retailers, record labels and music merchants (on- and off-line) to offer the most relevant and interesting content to its community.

Music file sharing has proven very taxing on bandwidth for institutions such as universities, as well as broadband service providers. The bottleneck occurs at the relatively small pipe that some of these organizations have to the Internet. iNoize network will soon have the ability to perform "smart sourcing" of music files. This feature, currently under development at the company, will allow iNoize technology to eliminate the scenario of a user from Indiana University streaming a song from a user at UCLA when another user at Indiana University has that song. The file will simply be sourced from the user that is on the same network sub-net, eliminating the unnecessary streaming of the files over the Internet and reducing bottlenecks due to file transfers.

iQuestSite also is developing "MatchMaker", a technology that enables members to
                               ----------
browse and listen to the collections of other users with similar musical tastes. Members can also generate playlists, which are custom compilations of songs that can come from various different members' collections on the network. These playlists can be saved and played back at any time, that is, automatically streamed as a preset sequence from available sources in the network. Playlists will be exchanged among members.

Because of the demand for portability in digital music, iNoize will look to partner with those companies in the broadband wireless industry to link its network into the growing handheld hardware player market.

2.   ROYALTIES  (SECTION  4)

The  royalty  shall  be:

(a) for the first 500,000 Participating End-Users, $0.02 for each such Participating End-User, and

(b) for all Participating End-Users over the first 500,000 Participating End-Users, $0.05 for each such Participating End-User

                                  APPENDIX "B"

          I    MANAGEMENT  SERVICES  AND  HOST  SYSTEM  REQUIREMENTS  AND
               SPECIFICATIONS

The Host System, including its various parts, shall be maintained and operated in accordance with, but not limited to, the following:

1. The computer hardware servers, disk storage, and other components configured as follows;

     - 2 Dell Poweredge 1300 Servers, 600 Mhz Pentium's 500 MB Ram 9 Gigs of disk space
     -    Oracle  8i  installed  with  replication  between  the  two  servers.
     -    Tomcat  Webserver  V  3.1  on  each  server
     -    JDK  1.2  running  java  on  each  box

2. A protected and secure computer room environment with physical access restricted to authorized personnel and network. Remote access restricted by firewall and other electronic means to authorized Users, sufficient tire suppression equipment so as to protect the computer hardware and network hardware, and backup power supplies to provide uninterrupted supplies of electricity.

3. Redundant Internet network connections to the computer room, including multiple connections to more than one Internet access provider.

4. Automatic cutover of servers so that failure of any one server shall not affect nor disrupt the operation of the iQuestSite.

5. Automatic and regularly scheduled backup of the iQuestSite, including the iQuestSite Code and the iQuestSite Content, and the restoration of such backups as requested by iQuest, with such backups stored at a location different than from the iQuestSite.

6. Twenty-four (24) hours per day, seven (7) days per week support of the Host System; and complete facilities management, including data backups, computer hardware maintenance, network hardware maintenance, installation of software updates and fixes as supplied by the manufacturers of the computer and network hardware in place, and any such other tasks as required to operate the Host System in accordance with the requirements and obligations herein,

7. Establish and maintain arrangements for emergency backup services and resources. If any threatened or actual interruption or shutdown (of any duration) the Host System occurs, iNoize shall take all commercially reasonable measures to minimize the damage caused and shall work diligently to restore the Host System to the levels specified herein.

II   IQUESTSITE  MONTHLY  REPORTS

   Participating  end  users
   Nonparticipating  end  users
   Age
   Zip
   Country
   Date  logged  in
   Email  address
   Tracks  (songs)  listened  to  per  month
   How  many  tracks  streamed  each  month